UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2021

VALERO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	VLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On November 18, 2021, Valero Energy Corporation (the “Company”) issued a press release (the “Tender Offer Press Release”) announcing the commencement of an offer to purchase for cash (the “Tender Offer”) by the Company any and all of its outstanding 2.700% Senior Notes due 2023 and up to a maximum aggregate purchase price of $1,000,000,000 of its outstanding 1.200% Senior Notes due 2024, 3.650% Senior Notes due 2025, 2.850% Senior Notes due 2025, 10.500% Senior Notes due 2039, 8.750% Senior Notes due 2030, 7.500% Senior Notes due 2032, and 6.625% Senior Notes due 2037 and the 4.375% Senior Notes due 2026 issued by Valero Energy Partners LP and guaranteed by the Company. The Tender Offer is subject to the terms and conditions set forth in the Offer to Purchase dated November 18, 2021.

A copy of the Tender Offer Press Release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference. The information provided pursuant to this Item 7.01, including Exhibit 99.1, is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act, or the Securities Act of 1933, as amended, unless specifically identified in such filing as being incorporated by reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.

99.1	Press release dated November 18, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: November 18, 2021	by:	/s/ Richard J. Walsh
Richard J. Walsh
Senior Vice President, General Counsel and Secretary